Exhibit 4.11

THE SECURITIES BEING ACQUIRED PURSUANT TO THIS INTERIM LOAN CREDIT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

INTERIM LOAN CREDIT AGREEMENT

THIS INTERIM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of, 2014, is by and between Dr. Tattoff, Inc., a Florida corporation, located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211 (the “Company”), and the Lender identified on the signature page hereto (the “Lender”).

WHEREAS, the Lender is agreeing to loan to the Company _______ Thousand Dollars ($ ) (the “Loan”) pursuant to an Unsecured Interim Term Promissory Note (the “Note”), in the form attached hereto as Exhibit A;

WHEREAS, as partial consideration for making the Loan the Lender will receive certain securities of the Company as described herein (the “Securities”).

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(5) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall borrow from the Lender, as provided herein, and the Lender shall make the Loan to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Lender hereby agree as follows:

1.           Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the applicable party contained herein, the Lender agrees to lend to the
Company,  ___________________ Thousand Dollars ($ ____ ) to be evidence by the Note.

2.           Consideration. As consideration for making the Loan, the Lender shall receive:

a.
Interest. The Note shall bear interest at twelve percent (12%) per annum, provided, however, in the event that the Note is not repaid on or before April 30, 2014 (the “Maturity Date”) the Note shall bear interest until such time as it has been repaid in full at the rate of fifteen percent (15%) per annum, such rate to be retroactive to the original date of the Loan.

b.	Equity.

i.
The Lender shall receive one five-year warrant (the “Warrant”) to acquire common stock of the Company at an exercise price of $0.65 per share for every dollar that is loaned to the Company pursuant to this Agreement, such Warrant to be in the form attached hereto as Exhibit B.

ii.
In the event that the Loan is not repaid in full on or before May 31, 2014 (the “May Date”), but is repaid on or after the May Date but prior to July 31, 2014, then, with respect to warrants issued in connection with the unpaid amount, in lieu of such Warrants, the Lender shall receive one-half of one share of common stock of the Company for every dollar that is loaned to the Company pursuant to this Agreement that has not been repaid by the May Date (the “May Date Equity”).

iii.
In the event that the Loan is not repaid in full on or before the July 31, 2014 (the “July Date”), but is repaid on or after the July Date but prior to September 30, 2014, then, with respect to Warrants and May Date Equity issued in connection with the unpaid amount, in lieu of such Warrants and such May Date Equity, the Lender shall receive one (1) share of common stock of the Company for every dollar that is loaned to the Company pursuant to this Agreement that has not been repaid by the July Date (the “July Date Equity”).

iv.
In the event that the Loan is not repaid in full on or before September 30, 2014 (the “September Date”), but is repaid on or after the September Date but prior to December 31, 2014, then, with respect to Warrants and July Date Equity issued in connection with the unpaid amount, in lieu of such Warrants and such July Date Equity, the Lender shall receive two (2) shares of common stock of the Company for every dollar that is loaned to the Company pursuant to this Agreement that has not been repaid by the September Date (the “September Date Equity”).

v.
In the event that the Loan is not repaid in full on or before December 31, 2014 (the “December Date”) then, with respect to Warrants and September Date Equity issued in connection with the unpaid amount, in lieu of such Warrants and such September Date Equity, the Lender shall receive four (4) shares of common stock of the Company for every dollar that is loaned to the Company pursuant to this Agreement that has not been repaid by the December Date (the “December Date Equity”).

vi.
By way of example of the foregoing provisions, if the Lender loaned $100,000 of which $50,000 was repaid by April 30, 2014, $25,000 was repaid by May 31, 2014 and $25,000 was paid by July 31, 2014, then the Lender would receive 50,000 warrants and 37,500 shares (12,500 shares for what is paid back by May 31, 2014 and 25,000 shares for what is paid back by July 31, 2014).

c.             Repayment Premium.

i.
In the event that the Loan is not repaid in full on or before the Maturity Date but is repaid in full or in part on or before the May Date, then, in addition to the principal and accrued interest on the Loan, the Company shall pay to the Lender an additional amount equal to ten percent (10%) of the principal amount being repaid after the Maturity Date and on or before the May Date.

ii.
In the event that the Loan is not repaid in full on or before the May Date but is repaid in full or in part on or before the July Date, then in addition to the principal and accrued interest on the Loan, the Company shall pay to the Lender an additional amount equal to twenty-five percent (25%) of the principal amount being repaid after the May Date and on or before the July Date.

iii.
In the event that the Loan is not repaid in full on or before the July Date but is repaid in full or in part on or before the September Date, then in addition to the principal and accrued interest on the Loan, the Company shall pay to the Lender an additional amount equal to fifty percent (50%) of the principal amount being repaid after the July Date and on or before the September Date.

iv.
In the event that the Loan is not repaid in full on or before the September Date but is repaid thereafter, then in addition to the principal and accrued interest on the Loan, the Company shall pay to the Lender an additional amount equal to one hundred percent (100%) of the principal amount being repaid after the September Date.

v.
By way of example of the foregoing provisions, if the Lender loaned $100,000 of which $50,000 was repaid by April 30, 2014, $25,000 was repaid by May 31, 2014 and $25,000 was paid by July 31, 2014, then the Lender would receive no repayment premium on the first $50,000, a 10% repayment premium on the next $25,000 and a 25% repayment premium on the last $25,000.

3.           Lender’s Representations and Warranties. The Lender hereby acknowledges, represents and warrants to, and agrees with the Company, as follows:

a.            The Lender (i) if a natural person, represents that the Lender has reached the age of 21 and has full power and authority to execute and deliver this Agreement; (ii) if a corporation, partnership or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of making the Loan or acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation or limited liability company or partnership, or other entity for whom the Lender is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make a loan to the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Lender is a party or by which it is bound.

b.             Lender acknowledges that the Note and the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Lender contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

c.             The Lender has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Loan and the business, financial condition, results of operations of the Company, and all such questions have been answered to the full satisfaction of the Lender.

d.             Lender further understands that making the Loan and making an investment in the Securities offered hereby is highly speculative and involves a high degree of risk and that an investment should be made only by investors who can afford the loss of their entire investment.

e.             No United States Federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Loan or the Securities.

f.              The Lender is an “accredited investor,” as such term is defined in Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and has such knowledge and experience in financial, tax and other business matters as to enable the Lender to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the Loan, which represents a speculative investment. The Lender is able to bear the risk of making such Loan for an indefinite period and to afford a complete loss thereof.

g.             The Lender is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Lender has relied on the advice of, or has consulted with, only its own advisors.

h.             The Lender is acquiring the Securities solely for such Lender’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Lender has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Lender has no plans to enter into any such agreement or arrangement.

i.             The Securities shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

j.            The Lender is unaware of, is in no way relying on, and did not become aware of the opportunity to make the Loan through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites, and is not making the Loan and did not become aware of the opportunity to make the Loan through or as a result of any seminar or meeting to which the Lender was invited by a person not previously known to the Lender in connection with investments in securities generally.

k.           The Lender should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Lender represents that the amounts it loaned to the Company were not and are not derived from activities that, or the amounts themselves are not considered to, contravene Federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

l.            To the best of the Lender’s knowledge, none of: (1) the Lender; (2) any person controlling or controlled by the Lender; (3) if the Lender is a privately-held entity, any person having a beneficial interest in the Lender; or (4) any person for whom the Lender is acting as agent or nominee in connection with the Loan is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Lender agrees to promptly notify the Company should the Lender become aware of any change in the information set forth in these representations. The Lender understands and acknowledges that, by law, the Company may be obligated to “freeze” the account or any assets of the Lender, either by prohibiting additional loans from the Lender, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Lender further acknowledges that the Company may, by written notice to the Lender, suspend the redemption rights, if any, of the Lender if the Company reasonably deems it necessary to do so to comply with regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

m.          To the best of the Lender’s knowledge, none of: (1) the Lender; (2) any person controlling or controlled by the Lender; (3) if the Lender is a privately-held entity, any person having a beneficial interest in the Lender; or (4) any person for whom the Lender is acting as agent or nominee in connection with the Loan is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

n.             If the Lender is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Lender receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Lender represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.        Regulation D Offering. The offer and issuance of the Securities to the Lender is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(5) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

5.        Indemnification. The Lender agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, advisors, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Lender of any covenant or agreement made by the Lender herein or in any other document delivered in connection with this Agreement.

6.        Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company with the consent of the Lender or by the Lender with the consent of the Company, and such waiver or amendment, as the case may be, shall be binding upon the Lender and the Company. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

7.        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the address of Company set forth in the Preamble of this Agreement, the facsimile number of the Company is: (310) 659-4141 and the address of the Lender set forth on such Lender’s signature page hereto.

8.        Assignability. This Agreement and the rights, interests and obligations hereunder are transferable or assignable by the Lender, and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

9.        Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

10.      Confidentiality. The Lender acknowledges and agrees that any information or data the Lender has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Lender agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

11.       Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Lender has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Lender and the Company.

12.       Survivability. The acknowledgments, representations and warranties of the Lender made in this Agreement shall survive the execution and delivery hereof and delivery of the Notes.

13.       Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

14.       Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

15.       Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

16.       Titles; Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

17.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Interim Loan Credit Agreement as of the date first above written.

COMPANY:

Dr. Tattoff, Inc., a Florida corporation

By:	/s/ John Keefe
Name:	John Keefe
Title:	Chief Executive Officer
Address:	Dr. Tattoff, Inc.
8500 Wilshire Boulevard, Suite 105 Beverly Hills, California, 90211

LENDER:

If an individual:		If jointly held:

Name:		Name:
Signature:		Signature:

If an entity:

Entity Name:		Entity Name:

Authorized Signature:		Authorized Signature:

Name:		Name:
Title:		Title:

To be completed by Lender:

Address:		Address:

Telephone:		Telephone:
Facsimile:		Facsimile:

EXHIBIT A

Unsecured Interim Term Promissory Note

Date: ______________________, 2014

Borrower:             DR. TATTOFF, INC.

Borrower’s Mailing Address:

8500 Wilshire Blvd., Suite
105 Beverly Hills, CA 90211

Lender:                ______________________

Place for Payment:
______________________
_____________________,
or any other place that Lender may designate in writing.

Principal Amount:                                                  Thousand and No/100 Dollars ($ __________)

Annual Interest Rate: Twelve Percent (12%) per annum

Maturity Date:                      April 30, 2014

Annual Interest Rate on Matured, Unpaid Amounts:      Fifteen Percent (15.0%) per annum retroactive to the initial date of the note

Terms of Payment (principal and interest):

The Principal Amount and interest are due and payable in full on the Maturity Date. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount. In the event that any of the Principal Amount is paid prior to the Maturity Date, accrued interest through the date of prepayment on the amount prepaid shall be due at the time of the prepayment.

Security for Payment: None

Prepayment:         Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

Application of Prepayment:        Prepayments will be applied to the last maturing principal, and interest on that prepaid principal will immediately cease to accrue.

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

If Borrower defaults in the payment of this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Prior to accelerating Borrower’s performance under the note as herein stated, Lender shall first give Borrower written notice of default and Borrower will have twenty (20) days after notice is given in which to cure the default. If the default is not cured twenty days (20) after such notice, Borrower waives any additional demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law and Lender may declare all amounts owed on the note immediately due.

Borrower also promises to pay reasonable attorney’s fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

The Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

A default exists under this note if (1) Borrower fails to timely pay or perform any material obligation or covenant in any written agreement between Lender and Borrower; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower is materially false when made; (3) a bankruptcy or insolvency proceeding is commenced by Borrower or a partnership of which Borrower is a general partner and the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; or (4) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower or partnership of which Borrower is a general partner.

This note was made in connection with that certain Interim Loan Credit Agreement of even date herewith between Borrower and Lender. Additional terms with respect to consideration for this note are included in such Interim Loan Credit Agreement.

This note will be construed under the laws of the State of Delaware, without regard to choice-of-law rules of any jurisdiction.

DR. TATTOFF, INC., a Florida corporation
By:
John Keefe, CEO

EXHIBIT B
Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. _____________________________________________________________________________________ Issue Date: ________ , 2014

Void after 5:00 p.m., Eastern Time on ___________ , 2019

Dr. Tattoff, Inc.
Warrant to Purchase ______ Shares of Common Stock

Dr. Tattoff, Inc., a Florida corporation (the “Company”), hereby certifies that, for value received, ____________ (the “Warrant Holder”) is entitled to purchase, at any time during the period commencing on the date set forth above (the “Commencement Date”) and ending at 5:00 p.m., Eastern Time on____________ , 2019 (the “Expiration Time”), that number of fully paid and non-assessable shares (as adjusted herein, the “Warrant Shares”) of the Company’s common stock, par value $.0001 (“Common Stock”) stated on the face of this Warrant, at a purchase price equal to $0.65 per Warrant Share (the “Exercise Price”) in lawful money of the United States of America in cash or securities.

1.            Exercise.

1.1     General. Subject to the provisions hereof, this Warrant is exercisable at any time and from time to time prior to the Expiration Time, in whole or in part, at the option of the Warrant Holder, upon (i) surrender of this Warrant to the Company at its then-principal executive offices together with a duly completed Notice of Exercise in the form attached hereto, and (ii) payment of an amount, in cash, equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

1.2     Timing. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

1.3     Stock Certificates; New Warrants. Promptly following the exercise of the purchase right represented by this Warrant, the Company at its expense will use its reasonable best efforts to cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes) may direct:

(a)            a certificate or certificates for the number of full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise, and

(b)            in case such exercise is in part only, a new Warrant (dated the date hereof) of like tenor, stating on the face thereof the number of shares of Common Stock currently stated on the face of this Warrant minus the number of such Warrant Shares purchased by the Warrant Holder upon such exercise as provided in Section 1.1.

1.4     Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. No fractional shares shall be issued upon the exercise of this Warrant. If a fractional share of Common Stock would be issuable upon exercise of the rights represented by this Warrant, upon exercise the fractional share theretofore issuable shall be rounded up to the nearest whole share of Common Stock.

2.           Registration. The Company (or an agent of the Company) will maintain a register containing the name and address of the Warrant Holder. The Warrant Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

3.           Reservation of Shares. As long as the Warrant shall be outstanding, the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

4.           Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon and Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment Form attached hereto, together with funds sufficient to pay any transfer taxes in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. Notwithstanding anything to the contrary contained herein, the Warrants (or, upon the exercise thereof, the Warrant Shares) shall not be transferable to any person without the consent of the Company, provided that in all events such transfers shall be made in accordance with the terms hereof and applicable law.

5.           Mutilated or Missing Warrants. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor and date representing an equal number of Warrants.

6.            Compliance with the Securities Act.

6.1     Securities Act; Legend. The Warrant Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 6 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Warrant Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR, IF REQUESTED BY THE CORPORATION, AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.2     Representations of Warrant Holder. In connection with the issuance of this Warrant, the Warrant Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(a)     The Warrant Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Warrant Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(b)           The Warrant Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(c)            The Warrant Holder acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Warrant Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

7.            Adjustment. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 7:

7.1             Stock Dividends, Splits and Combinations. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any additional shares of Common Stock as a dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares of Common Stock, then in either of such cases, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares of Common Stock into a smaller number of shares of Common Stock then, in such case, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, prior to the expiration of this Warrant by exercise or by its terms, declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

7.2             Recapitalization, Consolidation, Merger, or Conveyance. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock, or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term “successor corporation” hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets, as may be issued or payable with respect to, or in exchange for, the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place, and the exercise price for which shall have been appropriately adjusted to reflect the number of securities which the Warrant Holder is entitled to purchase in exchange for such Warrant; and in any such event, the rights of the Warrant Holder to any adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant, as herein provided, shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase.

7.3             Dissolution, Liquidation or Winding Up. In case the Company at any time while this Warrant shall remain unexpired and unexercised shall dissolve, liquidate or wind up its affairs, lawful provision shall be made as part of the terms of any such dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each Share of the Company; provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., Eastern Time, on the thirtieth day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the registered holder of this Warrant at its address as it appears on the books of the Company.

8.        Rights of the Holder. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the Exercise Time and then only with respect to the Warrant Shares to be issued with respect thereto.

9.        Notices to Warrant Holder. Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall promptly give written notice thereof to the Warrant Holder at the address appearing in the records of the Company, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrant Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

10.      Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers.

11.      Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

12.      Headings. The headings in this Warrant are for purposes of reference only and shall not amend, modify, restrict, limit or otherwise affect the meaning of any provision of this Warrant.

13.      Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any law or principles that would make this choice of law provision invalid.

14.      Payment of Taxes. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrant Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

15.      Mailing of Notices, Etc. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrant Holder or the Company may designate by ten (10) days’ advance written notice to the other:

The Company:                                         Dr. Tattoff, Inc.
8500 Wilshire Blvd, Suite 105
Beverly Hills, CA 90211
Attention: Chief Executive Officer
Fax: 310-659-4141

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

Dr. Tattoff, Inc.

By:
Name: John Keefe
Title: Chief Executive Officer

Notice of Exercise
To Be Executed by the Warrant Holder
In Order to Exercise Warrants

TO: Dr. Tattoff, Inc.

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock (“Shares”) of Dr. Tattoff, Inc., pursuant to Warrant No. ___ heretofore issued to ______________________ on _________ , 20__ and (2) encloses a cash payment of $ ___________ representing the aggregate exercise price for such Shares.

Date:    _____________________________________________________________________________

Warrant Holder Name:     __________________________________________________________________

Taxpayer Identification Number:

By:  ____________________

Printed Name:    _________________________________________________________________________

Title:

Address:

Note: The above signature should correspond exactly with the name on the face of the Warrant or with the name of assignee appearing in assignment form below.

ASSIGNMENT FORM
To be executed by the Warrant Holder
In order to Assign Warrants

Warrant No.

FOR VALUE RECEIVED,  _____________________________________hereby sell, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Please print or type name and address)

__________________ of the Warrants represented by the Warrant, and hereby irrevocably constitutes and appoints  ____________________ to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature of Registered Holder)

In addition to executing this Assignment Form, the Warrant Holder and the transferee must comply with the other requirements for transfer set forth in Sections 4 and 6 of the Warrant.

CERTIFICATION OF STATUS OF TRANSFEREE
TO BE EXECUTED BY THE TRANSFEREE OF THE WARRANT

The undersigned transferee hereby certifies to the registered holder of the Warrant and to Dr. Tattoff, Inc. that the transferee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:
(Signature of Transferee)

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